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                                CKS GROUP, INC.

                         REGISTRATION RIGHTS AGREEMENT



         This Registration Rights Agreement (the "Agreement") is made as of March __, 1997, between CKS Group, Inc., a Delaware corporation ("CKS"), and the shareholders (the "Company Shareholders") of Prisma Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany (the "Company"), who are acquiring shares of the Common Stock of CKS pursuant to that Share Acquisition Agreement dated as of January 8, 1997, as amended by Amendment No. 1 (the "Acquisition Agreement") among CKS, the Company, CKS Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany ("Sub") and wholly-owned subsidiary of CKS, and the Company Shareholders.

         1.      Definitions.  As used in this Agreement:

                 (a) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                 (b)      "Act" means the Securities Act of 1933, as amended.

                 (c) "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the commission.

                 (d) "Material Event" means the happening of any event during the period that the registration statement described in Section 2 hereof is required to be effective as a result of which, in the judgment of CKS, such registration statement or the related Prospectus contains or may contain any untrue statement of a material fact or omits or may omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (e) "Registrable Securities" means shares of CKS Common Stock issued to the Company Shareholders as part of the Acquisition Price pursuant to the Agreement.

                 (f)      "SEC" means the Securities and Exchange Commission.

                 Terms not otherwise defined herein have the meanings given to them in the Acquisition Agreement.


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         2.      Registration.  CKS shall use commercially reasonable efforts to cause the Registrable Securities held by the Company Shareholders to be registered under the Act as soon as practicable after their date of issue to the Company Shareholders so as to permit the resale thereof, and in connection therewith shall prepare and file with the SEC and shall use commercially reasonable efforts to cause to become effective at such time, a registration statement in such form as is then available under the Act covering the Registrable Securities; provided, however, that the Company Shareholders shall provide all such information and materials and take all such action as may be required in order to permit CKS to comply with all the applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of CKS pursuant to this Agreement. The offerings made pursuant to such registration shall not be underwritten.

         3.      Postponement of Registration.

                 (a) Registration. Notwithstanding Section 2 above, CKS shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to Section 2 for a reasonable period of time, but not in excess of ninety (90) calendar days after the applicable deadline, if the Board of Directors of CKS, acting in good faith, determines that there exists material non-public information about CKS.

                 (b) Material Event. The Company Shareholders agree that, upon receipt of any notice from CKS of the happening of a Material Event, the Company Shareholders will forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement described in Section 2 until the Company's receipt of copies of supplemented or amended prospectuses prepared by CKS, and, if so directed by CKS, the Company will deliver to CKS (at the expense of CKS) all copies in its possession, other than permanent file copies then in the Company Shareholders' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In no event shall CKS delay causing to be effective a supplement or post-effective amendment to a registration statement pursuant to Section 2 or the related prospectus, for more than sixty (60) consecutive days or one hundred twenty days (120) days during any 365 consecutive calendar day period.

         4. Obligations of CKS. CKS shall (i) prepare and file with the SEC the registration statement in accordance with Section (2) hereof with respect to the shares of Registrable Securities and shall use commercially reasonable efforts to cause such registration statement to become effective as provided in Section 2 and to keep such registration statement effective until the earlier of the sale of all of the Registrable Securities so registered or one year after the issuance of such shares by CKS to the Company Shareholders;
(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary and to comply with the provisions of the Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement until the earlier of the sale of all of the shares of Registrable Securities so registered or one year after the issuance of such shares by CKS to the Company Shareholders; (iii) furnish to the Company Shareholders such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus)






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in conformity with the requirements of the Act, and such other documents, as the Company Shareholders may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while CKS shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the shares of the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Company Shareholders shall reasonably request (provided that CKS shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable the Company Shareholders to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; (v) notify the Shareholder Representative upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vi) so long as the registration statement remains effective, promptly prepare, file and furnish to the Company Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; (vii) notify the Shareholder Representative, promptly after it shall receive notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; (viii) notify the Shareholder Representative promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information; and (ix) advise the Shareholder Representative, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.
In connection with any offering of shares of Registrable Securities registered pursuant to this Agreement, CKS shall (x) furnish the Company Shareholders, at CKS's expense, with unlegended certificates representing ownership of the shares of Registrable Securities being sold in such denominations as the Company shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the shares of Registrable Securities being sold.

         5. Expenses. CKS shall pay the expenses incurred by CKS in connection with any registration of Registrable Securities pursuant to this Agreement including all SEC, NASD and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of CKS's outside counsel and independent accountants. The Company Shareholders shall be responsible for all underwriting discounts, commissions and transfer taxes, as well as any other expenses incurred by the Company Shareholders, including the fees and disbursements of counsel to the Company Shareholders.





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         6.      Indemnification.  In the event of any offering registered
                 pursuant to this Agreement:

                 (a) CKS will indemnify the Company Shareholders against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by CKS of any rule or regulation promulgated under the Act, or state securities laws, or common law, applicable to CKS in connection with any such registration, qualification or compliance, and will reimburse the Company Shareholders for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that CKS will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to CKS by an instrument duly executed by the Company Shareholder or any underwriter or agent acting on its behalf and stated to be specifically for use therein.

                 (b) The Company Shareholders will indemnify CKS, each of its directors and officers, each person who controls CKS within the meaning of
Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) or a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CKS by an instrument duly executed by the Company and stated to be specifically for use therein and will reimburse CKS and such directors, officers, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to CKS by an instrument duly executed by the Company and stated to be specifically for use therein.

                 (c)      Each party entitled to indemnification under this
Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such








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party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                 (d) The obligations of CKS and the Company Shareholders under this Section 6 shall survive the completion of any offering of stock pursuant to a registration statement under this Agreement.

         7. Non-Assignment of Registration Rights. The rights to cause CKS to register Registrable Securities pursuant to this Agreement may not be assigned by any Company Shareholder to any person or entity without the prior written consent of CKS.

         8. Amendment of Registration Rights. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. For purposes of this
Section 8, the Company Shareholders agree that any amendment of this Agreement signed by the Shareholder Representative shall be binding upon and effective against all Company Shareholders whether or not they have signed such amendment.

         9. Termination. The registration rights set forth in this Agreement shall terminate as to any Company Shareholder at such time as all of the Registrable Securities then held by such Company Shareholder can be sold by such Company Shareholder in a 3-month period in accordance with Rule 144 under the Act.

         10. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, postage prepaid, addressed
(a) if to a Company Shareholder, at the Company Shareholder's address as set forth in the securities register of CKS or (b) if to CKS at 10441 Bandley Drive, Cupertino, California 95014.

         11. Governing Law; Interpretation. This Agreement shall be construed in accordance and governed for all purposes by the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         12. Severability; Survival. If any portion of this Agreement is held by a court of competent jurisdiction to conflict with any federal, state or local law, or to be otherwise invalid or unenforceable, such portion of this Agreement shall be of no force or effect, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.








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         13.     Entire Agreement.  This Registration Rights Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreement and understandings relating to the subject matter hereof.




























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         IN WITNESS WHEREOF, CKS and the Company Shareholders have caused this
Agreement to be signed by their duly authorized respective officers, all as of the date first written above.



                                        CKS GROUP, INC.


                                        By: /s/ RAMSEY HANNA/Attorney-In-Fact
                                           ------------------------------------
                                           Mark D. Kvamme, President and Chief
                                           Executive Officer


                                        COMPANY SHAREHOLDERS


                                        /s/ VERSTEEGEN
                                        ---------------------------------------
                                        Michael Poliza


                                        /s/ VERSTEEGEN
                                        ---------------------------------------
                                        Michael Rene Schopf


                                        /s/ VERSTEEGEN
                                        ---------------------------------------
                                        Peter Werrstedt


                                        /s/ VERSTEEGEN
                                        ---------------------------------------
                                        Detlef Schmuck


                                        /s/ VERSTEEGEN
                                        ---------------------------------------
                                        Roland Tetzlaff


                                        /s/ VERSTEEGEN
                                        ---------------------------------------
                                        Peter Rohwer


                       ***REGISTRATION RIGHTS AGREEMENT**

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                                        /s/ VERSTEEGEN
                                        ---------------------------------------
                                        Hans Herman Munchmeyer


                                        Hannover Finanz GmbH Beteiligungen und
                                        Kapitalanlagen

                                        Signature:  /s/ VERSTEEGEN
                                                  -----------------------------
                                        Name:__________________________________
                                        Title:_________________________________


                                        Commerz Unternehmensbeteiligungs AG

                                        Signature:  /s/ A. BANES
                                                  -----------------------------
                                        Name:__________________________________
                                        Title:_________________________________